NEWS RELEASE For more information: Investors: Joseph B. Selner, Chief Financial Officer, 920-491-7120 Media: Janet L. Ford, SVP Public Relations Director, 414-207-5070
Associated Reports Fourth Quarter and Year-End Results
•	Net loss to common shareholders of $161.2 million for the year ended December 31, 2009 compared to net income of $165.2 million for the year ended December 31, 2008

•	Net loss to common shareholders of $180.6 million for the fourth quarter compared to net income of $13.6 million for the fourth quarter of 2008

•	Fourth quarter credit-related charges of $405.1 million, comprised of:
-	Provision for loan losses of $394.8 million, with net charge offs of $233.8 million

-	Increase in reserve for unfunded commitments of $10.3 million
•	Decrease in the quarterly cash dividend from $0.05 to $0.01 per share
GREEN BAY, Wis. — January 11, 2010 — Associated Banc-Corp (NASDAQ: ASBC) today reported a net loss to common shareholders of $161.2 million, or $1.26 per common share, for the year ended December 31, 2009. This compares to net income of $165.2 million, or $1.29 per common share, for the year ended December 31, 2008.
Net loss to common shareholders was $180.6 million, or $1.41 per common share, for the fourth quarter of 2009 compared to net income of $13.6 million, or $0.11 per common share, for the fourth quarter of 2008.
Commenting on the Company’s results, Philip B. Flynn, President and CEO said, “Given the persistent challenging operating conditions in the banking industry, my priority during my first several weeks as CEO of Associated was to ensure that reserves and capital are at levels we believe are appropriate to manage through the downturn and to position Associated to take advantage of opportunities as they arise. We are working diligently to respond to these conditions by aggressively identifying and addressing current challenges and the impact on our loan portfolio. The dividend reduction and the significant addition to the allowance that we have announced today are important parts of addressing these priorities. Our Board of Directors and management team are committed to creating value for Associated’s shareholders. We believe that getting out in front of our credit issues will put us on a path to accomplish this. I am confident that our strong market positions, business mix and management team will drive strong results as we emerge from the credit cycle.”
CREDIT QUALITY
In response to credit quality deterioration during the fourth quarter, the Company took additional steps late in the quarter to perform a more extensive review of criticized loans, with a particular focus on the construction and commercial real estate sectors. This review assessed loan performance, underlying project characteristics, collateral valuations, and the strength of borrower support in order to provide greater insight into existing and emerging credit issues.
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ASSOCIATED REPORTS YEAR-END RESULTS	PAGE 2
The Company recorded credit-related charges of $405.1 million in the fourth quarter of 2009, comprised of a $394.8 million provision for loan losses and a $10.3 million increase in the reserve for losses on unfunded commitments. Fourth quarter credit-related charges were up significantly from $95.4 million for the third quarter of 2009 and $65.0 million for the fourth quarter of 2008. The credit charges taken during the quarter reflect the growth in delinquencies, nonperforming loans and charge offs across the Company’s loan portfolios and the recognition of further declines in underlying collateral values. During the quarter, deterioration of the commercial real estate portfolio followed trends in the sector including elevated commercial vacancy rates, borrower bankruptcies and downward pressure on real estate values. The current macroeconomic environment continues to put pressure on other business sectors represented in our portfolio, but not to the degree seen in the commercial real estate sector.
Net charge offs for the quarter were $233.8 million ($165.2 million related to commercial real estate and construction) compared to $90.0 million for the third quarter of 2009 and $45.9 million for the fourth quarter of 2008. Total nonperforming loans were $1.122 billion ($720.8 million related to commercial real estate and construction) at December 31, 2009, compared to $885.8 million at September 30, 2009 and $340.7 million at December 31, 2008. Potential problem loans at December 31, 2009 of $1.596 billion ($989.2 million related to commercial real estate and construction) compares to $1.574 billion at September 30, 2009 and $937.8 million at December 31, 2008.
As a result of the increased loan loss provision and the decline in the balance of the Company’s loan portfolio, the allowance for loan losses rose to $573.5 million or 4.06% of total loans at December 31, 2009, compared to 2.79% at September 30, 2009 and 1.63% at December 31, 2008.
LOANS AND DEPOSITS
At December 31, 2009, the Company’s loan portfolio was $14.1 billion, down 4.3% from $14.8 billion at the end of the third quarter of 2009, and down 13.2% from $16.3 billion a year ago, as declines were experienced in all segments of the portfolio.
Total deposits were $16.7 billion at December 31, 2009, up 1.7% from $16.4 billion at September 30, 2009 and up 10.4% from $15.2 billion at December 31, 2008. Growth in both interest bearing and non-interest bearing demand and money market accounts was strong, up a combined $1.1 billion for the quarter and up $2.6 billion for the year ended December 31, 2009. The growth was offset by decreases in both brokered CD and time deposits, which were down a combined $0.8 billion for the quarter and down $1.1 billion for the year.
NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the fourth quarter was $178.4 million compared to $179.2 million for the third quarter of 2009 and $191.8 million for the fourth quarter of 2008. The Company’s net interest margin was 3.59% for the fourth quarter ended December 31, 2009, up 9 basis points compared to 3.50% for the third quarter of 2009 and down 29 basis points from 3.88% for the fourth quarter of 2008. The quarterly improvement in net interest margin was due to the continued decline in cost of deposits (18 basis points), reflecting the continued shift of deposit balances from higher cost time deposits to lower cost transaction accounts and higher investment portfolio yields (11 basis points) offset by lower loan yields (8 basis points). The reduction in loan yields is primarily due to the continued effect of the low interest rate environment and higher nonaccrual loan balances during the quarter.
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ASSOCIATED REPORTS YEAR-END RESULTS	PAGE 3
NON-INTEREST INCOME AND EXPENSE
Non-interest income for the fourth quarter of 2009 was $84.7 million, up $9.4 million compared to $75.3 million for the third quarter of 2009 and up $43.6 million from $41.1 million for the fourth quarter of 2008. The increase over the third quarter of 2009 was primarily due to the increase in mortgage banking income of $10.1 million discussed below. The increase over the fourth quarter of 2008 was primarily due to an increase in mortgage banking income of $10.4 million and the fact that the fourth quarter of 2008 included an other-than-temporary valuation loss on investments of $35.3 million.
Core fee-based revenue was $66.8 million for the fourth quarter of 2009 as compared to $66.5 million for the third quarter of 2009 and $67.0 million for the fourth quarter of 2008.
Mortgage loans originated for sale during the fourth quarter of 2009 were $671.3 million compared to $638.2 million for the third quarter of 2009. For the year ended December 31, 2009, mortgage loans originated for sale were a record $3.7 billion compared to $1.4 billion for 2008. Net mortgage banking income totaled $9.2 million for the fourth quarter of 2009, up $10.1 million from a third quarter 2009 net loss of $0.9 million and up $10.4 million from a $1.2 million loss in the fourth quarter of 2008. Fourth quarter 2009 mortgage banking results included a $0.7 million valuation recovery related to mortgage servicing rights, compared to a valuation charge of $4.7 million in the third quarter of 2009 and a $7.2 million valuation charge in the fourth quarter of 2008.
Total noninterest expense for the fourth quarter of 2009 was $159.0 million, up $17.9 million from $141.1 million in the third quarter of 2009, and up $10.2 million from $148.8 million in the fourth quarter of 2008. The increase over the third quarter of 2009 was primarily due to a $10.3 million increase in the reserve for unfunded commitments, increased spending for legal and professional fees, and increased foreclosure/OREO costs due to the increased levels of foreclosure and problem credits, in aggregate representing an increase of $5.2 million over similar expenses in the third quarter of 2009. The efficiency ratio for 2009 was 55.73%, compared to 52.41% for 2008.
CASH DIVIDEND
At its January 8, 2010 meeting, the Board of Directors approved a quarterly cash dividend of $0.01 per common share. The quarterly cash dividend will be paid on February 17, 2010 to shareholders of record on February 8, 2010.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified bank holding company with total assets of $23 billion. Associated has 291 banking offices serving approximately 160 communities in Wisconsin, Illinois, and Minnesota. The Company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the Company’s Annual Report filed on Form 10-K as updated by Form 10-Q for the three months ended September 30, 2009.
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Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	December 31,	December 31,	Dec09 vs Dec08
(in thousands)	2009	2008	% Change

Assets
Cash and due from banks	$770,816	$533,338	44.5%
Interest-bearing deposits in other financial institutions	26,091	12,649	106.3%
Federal funds sold and securities purchased under agreements to resell	23,785	24,741	(3.9%)
Investment securities available for sale, at fair value	5,835,533	5,143,414	13.5%
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	181,316	206,003	(12.0%)
Loans held for sale	81,238	87,084	(6.7%)
Loans	14,128,625	16,283,908	(13.2%)
Allowance for loan losses	(573,533)	(265,378)	116.1%

Loans, net	13,555,092	16,018,530	(15.4%)
Premises and equipment, net	186,564	190,942	(2.3%)
Goodwill	929,168	929,168	0.0%
Other intangible assets, net	92,807	80,165	15.8%
Other assets	1,191,732	966,033	23.4%

Total assets	$22,874,142	$24,192,067	(5.4%)

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$3,274,973	$2,814,079	16.4%
Interest-bearing deposits, excluding Brokered CDs	13,311,672	11,551,181	15.2%
Brokered CDs	141,968	789,536	(82.0%)

Total deposits	16,728,613	15,154,796	10.4%
Short-term borrowings	1,226,853	3,703,936	(66.9%)
Long-term funding	1,953,998	1,861,647	5.0%
Accrued expenses and other liabilities	226,070	595,185	(62.0%)

Total liabilities	20,135,534	21,315,564	(5.5%)
Stockholders’ Equity
Preferred equity	511,107	508,008	0.6%
Common stock	1,284	1,281	0.2%
Surplus	1,082,335	1,073,218	0.8%
Retained earnings	1,081,156	1,293,941	(16.4%)
Accumulated other comprehensive income	63,432	55	N/M
Treasury stock	(706)	—	N/M

Total stockholders’ equity	2,738,608	2,876,503	(4.8%)

Total liabilities and stockholders’ equity	$22,874,142	$24,192,067	(5.4%)

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended			For The Year Ended,
	December 31,		Quarter	December 31,		Year-to-Date
(in thousands, except per share amounts)	2009	2008	% Change	2009	2008	% Change

Interest Income
Interest and fees on loans	$172,624	$230,872	(25.2%)	$752,265	$952,653	(21.0%)
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	48,567	38,032	27.7%	193,031	133,471	44.6%
Tax-exempt	8,987	9,811	(8.4%)	35,798	39,733	(9.9%)
Interest on federal funds sold and securities purchased under agreements to resell	32	154	(79.2%)	162	852	(81.0%)

Total interest income	230,210	278,869	(17.4%)	981,256	1,126,709	(12.9%)
Interest Expense
Interest on deposits	31,471	56,402	(44.2%)	160,874	263,306	(38.9%)
Interest on short-term borrowings	3,062	10,090	(69.7%)	16,199	86,584	(81.3%)
Interest on long-term funding	17,324	20,595	(15.9%)	78,178	80,671	(3.1%)

Total interest expense	51,857	87,087	(40.5%)	255,251	430,561	(40.7%)

Net Interest Income	178,353	191,782	(7.0%)	726,005	696,148	4.3%
Provision for loan losses	394,789	65,044	507.0%	750,645	202,058	271.5%

Net interest income (loss) after provision for loan losses	(216,436)	126,738	(270.8%)	(24,640)	494,090	(105.0%)
Noninterest Income
Trust service fees	9,906	8,248	20.1%	36,009	38,420	(6.3%)
Service charges on deposit accounts	29,213	30,946	(5.6%)	116,918	118,368	(1.2%)
Card-based and other nondeposit fees	12,359	12,297	0.5%	45,977	48,540	(5.3%)
Retail commissions	15,296	15,541	(1.6%)	60,678	62,588	(3.1%)
Mortgage banking, net	9,227	(1,227)	(852.0%)	40,882	14,684	178.4%
Capital market fees, net	291	(33)	(981.8%)	5,536	7,390	(25.1%)
Bank owned life insurance income	3,310	4,711	(29.7%)	16,032	19,804	(19.0%)
Asset sale (losses), net	(1,551)	(1,054)	47.2%	(4,071)	(1,668)	144.1%
Investment securities gains (losses), net	(395)	(35,298)	N/M	8,774	(52,541)	N/M
Other	7,078	6,943	1.9%	24,226	30,065	(19.4%)

Total noninterest income	84,734	41,074	106.3%	350,961	285,650	22.9%
Noninterest Expense
Personnel expense	72,620	77,374	(6.1%)	304,390	309,478	(1.6%)
Occupancy	12,170	13,134	(7.3%)	49,341	50,461	(2.2%)
Equipment	4,551	4,785	(4.9%)	18,385	19,123	(3.9%)
Data processing	7,728	7,446	3.8%	30,893	30,451	1.5%
Business development and advertising	4,443	6,047	(26.5%)	18,033	21,400	(15.7%)
Other intangible amortization	1,386	1,564	(11.4%)	5,543	6,269	(11.6%)
Legal and professional fees	6,386	5,311	20.2%	19,562	14,566	34.3%
Foreclosure/OREO expense	10,852	6,716	61.6%	38,129	13,685	178.6%
FDIC expense	9,618	930	N/M	41,934	2,524	N/M
Other	29,260	25,443	15.0%	85,210	89,503	(4.8%)

Total noninterest expense	159,014	148,750	6.9%	611,420	557,460	9.7%

Income (Loss) before income taxes	(290,716)	19,062	N/M	(285,099)	222,280	N/M
Income tax expense (benefit)	(117,479)	2,203	N/M	(153,240)	53,828	N/M

Net income (loss)	(173,237)	16,859	N/M	(131,859)	168,452	(178.3%)
Preferred stock dividends and discount	7,354	3,250	126.3%	29,348	3,250	N/M

Net income (loss) available to common equity	$(180,591)	$13,609	N/M	$(161,207)	$165,202	(197.6%)

Earnings (Loss) Per Common Share:
Basic	$(1.41)	$0.11	N/M	$(1.26)	$1.29	(197.7%)
Diluted	$(1.41)	$0.11	N/M	$(1.26)	$1.29	(197.7%)

Average Common Shares Outstanding:
Basic	127,869	127,717	0.1%	127,858	127,501	0.3%
Diluted	127,869	127,810	0.0%	127,858	127,775	0.1%
N/M = Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	4Q09	3Q09	2Q09	1Q09	4Q08

Interest Income
Interest and fees on loans	$172,624	$183,264	$194,352	$202,025	$230,872
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	48,567	46,873	46,688	50,903	38,032
Tax-exempt	8,987	8,498	8,819	9,494	9,811
Interest on federal funds sold and securities purchased under agreements to resell	32	16	51	63	154

Total interest income	230,210	238,651	249,910	262,485	278,869
Interest Expense
Interest on deposits	31,471	37,811	44,993	46,599	56,402
Interest on short-term borrowings	3,062	2,895	5,088	5,154	10,090
Interest on long-term funding	17,324	18,709	20,691	21,454	20,595

Total interest expense	51,857	59,415	70,772	73,207	87,087

Net Interest Income	178,353	179,236	179,138	189,278	191,782
Provision for loan losses	394,789	95,410	155,022	105,424	65,044

Net interest income (loss) after provision for loan losses	(216,436)	83,826	24,116	83,854	126,738
Noninterest Income
Trust service fees	9,906	9,057	8,569	8,477	8,248
Service charges on deposit accounts	29,213	30,829	29,671	27,205	30,946
Card-based and other nondeposit fees	12,359	11,586	11,858	10,174	12,297
Retail commissions	15,296	15,041	14,829	15,512	15,541

Total core fee-based revenue	66,774	66,513	64,927	61,368	67,032

Mortgage banking, net	9,227	(909)	28,297	4,267	(1,227)
Capital market fees, net	291	226	2,393	2,626	(33)
Bank owned life insurance income	3,310	3,789	3,161	5,772	4,711
Asset sale (losses), net	(1,551)	(126)	(1,287)	(1,107)	(1,054)
Investment securities gains (losses), net	(395)	(42)	(1,385)	10,596	(35,298)
Other	7,078	5,858	5,835	5,455	6,943

Total noninterest income	84,734	75,309	101,941	88,977	41,074
Noninterest Expense
Personnel expense	72,620	73,501	81,171	77,098	77,374
Occupancy	12,170	11,949	12,341	12,881	13,134
Equipment	4,551	4,575	4,670	4,589	4,785
Data processing	7,728	7,442	8,126	7,597	7,446
Business development and advertising	4,443	3,910	4,943	4,737	6,047
Other intangible amortization	1,386	1,386	1,385	1,386	1,564
Legal and professional fees	6,386	3,349	5,586	4,241	5,311
Foreclosure/OREO expense	10,852	8,688	13,576	5,013	6,716
FDIC expense	9,618	8,451	18,090	5,775	930
Other	29,260	17,860	20,143	17,947	25,443

Total noninterest expense	159,014	141,111	170,031	141,264	148,750

Income (Loss) before income taxes	(290,716)	18,024	(43,974)	31,567	19,062
Income tax expense (benefit)	(117,479)	2,030	(26,633)	(11,158)	2,203

Net income (loss)	(173,237)	15,994	(17,341)	42,725	16,859
Preferred stock dividends and discount	7,354	7,342	7,331	7,321	3,250

Net income (loss) available to common equity	$(180,591)	$8,652	$(24,672)	$35,404	$13,609

Earnings (Loss) Per Common Share:
Basic	$(1.41)	$0.07	$(0.19)	$0.28	$0.11
Diluted	$(1.41)	$0.07	$(0.19)	$0.28	$0.11

Average Common Shares Outstanding:
Basic	127,869	127,863	127,861	127,839	127,717
Diluted	127,869	127,863	127,861	127,845	127,810

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share and full time
equivalent employee data)	YTD 2009	YTD 2008	4th Qtr 2009	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008

Summary of Operations
Net interest income	$726,005	$696,148	$178,353	$179,236	$179,138	$189,278	$191,782
Provision for loan losses	750,645	202,058	394,789	95,410	155,022	105,424	65,044
Asset sale gains (losses), net	(4,071)	(1,668)	(1,551)	(126)	(1,287)	(1,107)	(1,054)
Investment securities gains (losses), net	8,774	(52,541)	(395)	(42)	(1,385)	10,596	(35,298)
Noninterest income (excluding securities & asset gains)	346,258	339,859	86,680	75,477	104,613	79,488	77,426
Noninterest expense	611,420	557,460	159,014	141,111	170,031	141,264	148,750
Income (loss) before income taxes	(285,099)	222,280	(290,716)	18,024	(43,974)	31,567	19,062
Income tax expense (benefit)	(153,240)	53,828	(117,479)	2,030	(26,633)	(11,158)	2,203
Net income (loss)	(131,859)	168,452	(173,237)	15,994	(17,341)	42,725	16,859
Net income (loss) available to common equity	(161,207)	165,202	(180,591)	8,652	(24,672)	35,404	13,609
Taxable equivalent adjustment	24,820	27,711	6,188	5,938	6,150	6,544	6,902

Per Common Share Data
Net income (loss):
Basic	$(1.26)	$1.29	$(1.41)	$0.07	$(0.19)	$0.28	$0.11
Diluted	(1.26)	1.29	(1.41)	0.07	(0.19)	0.28	0.11
Dividends	0.47	1.27	0.05	0.05	0.05	0.32	0.32
Market Value:
High	$21.39	$29.23	$13.00	$12.67	$19.00	$21.39	$24.21
Low	9.21	14.85	10.37	9.21	12.50	10.60	15.72
Close	11.01	20.93	11.01	11.42	12.50	15.45	20.93
Book value	17.42	18.54	17.42	18.88	18.49	18.68	18.54
Tangible book value	9.93	10.99	9.93	11.38	10.97	11.15	10.99

Performance Ratios (annualized)
Earning assets yield	4.72%	5.82%	4.59%	4.62%	4.70%	4.94%	5.57%
Interest-bearing liabilities rate	1.45	2.53	1.24	1.36	1.57	1.61	2.00
Net interest margin	3.52	3.65	3.59	3.50	3.40	3.59	3.88
Return on average assets	(0.56)	0.76	(3.02)	0.27	(0.29)	0.71	0.30
Return on average equity	(4.54)	6.95	(23.72)	2.19	(2.40)	5.98	2.58
Return on average tangible common equity (1)	(11.25)	11.81	(50.16)	2.39	(6.88)	10.05	3.83
Efficiency ratio (2)	55.73	52.41	58.63	54.14	58.65	51.31	53.87
Effective tax rate (benefit)	(53.75)	24.22	(40.41)	11.26	(60.57)	(35.35)	11.56
Dividend payout ratio (3)	N/M	97.69	N/M	71.43	N/M	114.29	290.91

Average Balances
Assets	$23,609,471	$22,037,963	$22,773,576	$23,362,954	$24,064,567	$24,255,783	$22,646,421
Earning assets	21,337,382	19,839,706	20,499,225	21,063,016	21,847,267	21,959,077	20,436,483
Interest-bearing liabilities	17,659,282	17,019,832	16,663,947	17,412,341	18,125,389	18,457,879	17,363,481
Loans	15,595,636	16,080,565	14,605,107	15,248,895	16,122,063	16,430,347	16,285,881
Deposits	15,959,046	13,812,072	16,407,034	16,264,181	16,100,686	15,045,976	14,395,626
Wholesale funding	4,584,909	5,654,373	3,332,642	4,067,830	4,876,970	6,098,266	5,496,248
Common stockholders’ equity	2,393,475	2,366,453	2,387,534	2,394,410	2,400,664	2,391,325	2,376,639
Stockholders’ equity	2,902,911	2,423,332	2,898,132	2,904,210	2,909,700	2,899,603	2,602,917
Common stockholders’ equity/assets	10.14%	10.74%	10.48%	10.25%	9.98%	9.86%	10.49%
Stockholders’ equity / assets	12.30%	11.00%	12.73%	12.43%	12.09%	11.95%	11.49%

At Period End
Assets			$22,874,142	$22,881,527	$24,013,567	$24,349,725	$24,192,067
Loans			14,128,625	14,765,597	15,310,107	15,917,952	16,283,908
Allowance for loan losses			573,533	412,530	407,167	313,228	265,378
Goodwill			929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net			63,753	61,066	59,762	39,754	45,568
Other intangible assets			29,054	30,440	31,826	33,211	34,597
Deposits			16,728,613	16,446,109	16,320,391	15,873,189	15,154,796
Wholesale funding			3,180,851	3,279,100	4,474,542	5,326,734	5,565,583
Stockholders’ equity			2,738,608	2,924,659	2,873,768	2,897,169	2,876,503
Stockholders’ equity / assets			11.97%	12.78%	11.97%	11.90%	11.89%
Tangible common equity / tangible assets (4)			5.79%	6.64%	6.09%	6.10%	6.05%
Tangible equity/tangible assets (5)			8.12%	8.96%	8.30%	8.27%	8.23%
Tier 1 risk-based capital ratio			12.52%	13.14%	12.45%	11.93%	11.91%
Tier 1 leverage ratio			8.76%	9.35%	9.06%	9.06%	9.75%
Total risk-based capital ratio			14.24%	14.83%	14.35%	13.79%	13.76%
Shares outstanding, end of period			127,876	127,864	127,861	127,860	127,762

Selected trend information
Average full time equivalent employees			4,802	5,004	5,116	5,143	5,109
Trust assets under management, at market value			$5,300,000	$5,200,000	$5,000,000	$4,800,000	$5,100,000
Mortgage loans originated for sale during period			671,305	638,229	1,335,175	1,079,732	247,465
Mortgage portfolio serviced for others			7,667,000	7,473,000	6,904,000	6,582,000	6,606,000
Mortgage servicing rights, net / Portfolio serviced for others			0.83%	0.82%	0.87%	0.60%	0.69%

N/M = Not meaningful.

(1)	Return on average tangible common equity = Net income available to common equity divided by average common equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(2)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

This is a non-GAAP financial measure.

(3)	Ratio is based upon basic earnings per common share.

(4)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets.

This is a non-GAAP financial measure.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets.

This is a non-GAAP financial measure.

Selected Asset Quality Information
Associated Banc-Corp

	Three months ended			Year ended
	December 31,			December 31,
(in thousands)	2009	2008	% Change	2009	2008	% Change

Allowance for Loan Losses
Beginning balance	$412,530	$246,189	67.6%	$265,378	$200,570	32.3%
Provision for loan losses	394,789	65,044	507.0%	750,645	202,058	271.5%
Charge offs	(236,367)	(47,750)	395.0%	(452,206)	(145,826)	210.1%
Recoveries	2,581	1,895	36.2%	9,716	8,576	13.3%

Net charge offs	(233,786)	(45,855)	409.8%	(442,490)	(137,250)	222.4%

Ending balance	$573,533	$265,378	116.1%	$573,533	$265,378	116.1%

			Dec09 vs Sep09				Dec09 vs Dec08
Net Charge Offs	Dec 31, 2009	Sept 30, 2009	%Change	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	%Change

Commercial, financial & agricultural	$42,940	$57,480	(25.3%)	$19,367	$35,890	$15,457	177.8%
Commercial real estate	40,550	4,449	811.4%	8,382	2,858	3,435	1080.5%
Real estate — construction	124,659	12,837	871.1%	16,249	3,452	17,698	604.4%
Lease financing	261	319	(18.2%)	988	2	202	29.2%

Total commercial	208,410	75,085	177.6%	44,986	42,202	36,792	466.5%
Home equity	16,503	11,202	47.3%	10,343	10,742	5,958	177.0%
Installment	2,099	2,433	(13.7%)	2,321	1,986	2,009	4.5%

Total retail	18,602	13,635	36.4%	12,664	12,728	7,967	133.5%
Residential mortgage	6,774	1,327	410.5%	3,433	2,644	1,096	518.1%

Total net charge offs	$233,786	$90,047	159.6%	$61,083	$57,574	$45,855	409.8%

Net Charge Offs to Average Loans	Dec 31, 2009	Sept 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008

Commercial, financial & agricultural	4.90%	6.11%	1.91%	3.41%	1.43%
Commercial real estate	4.12%	0.45%	0.92%	0.32%	0.39%
Real estate — construction	31.85%	2.85%	3.07%	0.62%	2.99%
Lease financing	1.05%	1.19%	3.49%	0.01%	0.65%

Total commercial	9.15%	3.13%	1.82%	1.67%	1.42%
Home equity	2.54%	1.70%	1.52%	1.53%	0.82%
Installment	0.94%	1.13%	1.10%	0.94%	0.96%

Total retail	2.13%	1.56%	1.42%	1.39%	0.85%
Residential mortgage	1.27%	0.23%	0.53%	0.43%	0.20%

Total net charge offs	6.35%	2.34%	1.52%	1.42%	1.12%

			Dec09 vs Sep09				Dec09 vs Dec08
Credit Quality	Dec 31, 2009	Sept 30, 2009	% Change	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	% Change

Nonaccrual loans	$1,077,799	$845,320	27.5%	$700,514	$433,246	$326,857	229.7%
Loans 90 or more days past due and still accruing	24,981	23,174	7.8%	19,785	16,002	13,811	80.9%
Restructured loans	19,037	17,256	10.3%	13,089	2,927	—	N/M

Total nonperforming loans	1,121,817	885,750	26.7%	733,388	452,175	340,668	229.3%
Other real estate owned (OREO)	68,441	60,010	14.0%	51,633	54,883	48,710	40.5%

Total nonperforming assets	$1,190,258	$945,760	25.9%	$785,021	$507,058	$389,378	205.7%

Provision for loan losses	394,789	95,410	313.8%	155,022	105,424	65,044	507.0%
Net charge offs	233,786	90,047	159.6%	61,083	57,574	45,855	409.8%

Allowance for loan losses / loans	4.06%	2.79%		2.66%	1.97%	1.63%
Allowance for loan losses / nonperforming loans	51.13	46.57		55.52	69.27	77.90
Nonperforming loans / total loans	7.94	6.00		4.79	2.84	2.09
Nonperforming assets / total loans plus OREO	8.38	6.38		5.11	3.17	2.38
Nonperforming assets / total assets	5.20	4.13		3.27	2.08	1.61
Net charge offs / average loans (annualized)	6.35	2.34		1.52	1.42	1.12
Year-to-date net charge offs / average loans	2.84	1.75		1.47	1.42	0.85

Nonperforming loans by type:
Commercial, financial & agricultural	$234,418	$209,843	11.7%	$187,943	$102,257	$104,664	124.0%
Commercial real estate	307,478	213,736	43.9%	165,929	100,838	62,423	392.6%
Real estate — construction	413,360	301,844	36.9%	264,402	152,008	90,048	359.0%
Lease financing	19,506	18,814	3.7%	1,929	1,707	187	N/M

Total commercial	974,762	744,237	31.0%	620,203	356,810	257,322	278.8%
Home equity	44,257	45,905	(3.6%)	38,474	35,224	31,035	42.6%
Installment	7,577	7,387	2.6%	7,545	6,755	7,155	5.9%

Total retail	51,834	53,292	(2.7%)	46,019	41,979	38,190	35.7%
Residential mortgage	95,221	88,221	7.9%	67,166	53,386	45,156	110.9%

Total nonperforming loans	$1,121,817	$885,750	26.7%	$733,388	$452,175	$340,668	229.3%

Loans past due 30-89 days	$240,755	$175,492	37.2%	$209,323	$245,854	$190,112	26.6%

			Dec09 vs Sep09				Dec09 vs Dec08
Potential Problem Loans	Dec 31, 2009	Sept 30, 2009	% Change	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	% Change

Commercial, financial & agricultural	$563,836	$481,034	17.2%	$428,550	$365,069	$363,285	55.2%
Commercial real estate	598,137	588,013	1.7%	462,103	280,479	243,617	145.5%
Real estate — construction	391,105	462,029	(15.4%)	481,467	347,968	312,144	25.3%
Lease financing	8,367	9,572	(12.6%)	24,934	2,938	1,713	388.4%

Total commercial	1,561,445	1,540,648	1.3%	1,397,054	996,454	920,759	69.6%
Home equity	13,400	15,933	(15.9%)	13,626	5,935	8,900	50.6%
Installment	1,524	1,908	(20.1%)	1,043	1,132	889	71.4%

Total retail	14,924	17,841	(16.3%)	14,669	7,067	9,789	52.5%
Residential mortgage	19,150	15,414	24.2%	14,448	13,030	7,254	164.0%

Total potential problem loans	$1,595,519	$1,573,903	1.4%	$1,426,171	$1,016,551	$937,802	70.1%

N/M — Not meaningful.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Year ended December 31, 2009			Year ended December 31, 2008
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$9,673,513	$435,054	4.50%	$10,387,727	$600,079	5.78%
Residential mortgage	2,369,719	125,475	5.29	2,200,145	129,077	5.87
Retail	3,552,404	195,078	5.49	3,492,693	227,368	6.51

Total loans	15,595,636	755,607	4.84	16,080,565	956,524	5.95
Investments and other	5,741,746	250,469	4.36	3,759,141	197,896	5.26

Total earning assets	21,337,382	1,006,076	4.72	19,839,706	1,154,420	5.82

Other assets, net	2,272,089			2,198,257
Total assets	$23,609,471			$22,037,963

Interest-bearing liabilities:
Savings deposits	$880,544	$1,379	0.16%	$890,811	$4,021	0.45%
Interest-bearing demand deposits	2,154,745	4,794	0.22	1,752,991	15,061	0.86
Money market deposits	5,390,782	42,978	0.80	4,231,678	79,057	1.87
Time deposits, excluding Brokered CDs	3,880,878	102,490	2.64	3,957,174	148,294	3.75

Total interest-bearing deposits, excluding Brokered CDs	12,306,949	151,641	1.23	10,832,654	246,433	2.27
Brokered CDs	767,424	9,233	1.20	532,805	16,873	3.17

Total interest-bearing deposits	13,074,373	160,874	1.23	11,365,459	263,306	2.32
Wholesale funding	4,584,909	94,377	2.06	5,654,373	167,255	2.96

Total interest-bearing liabilities	17,659,282	255,251	1.45	17,019,832	430,561	2.53
Noninterest-bearing demand deposits	2,884,673			2,446,613
Other liabilities	162,605			148,186
Stockholders’ equity	2,902,911			2,423,332

Total liabilities and stockholders’ equity	$23,609,471			$22,037,963

Net interest income and rate spread (1)		$750,825	3.27%		$723,859	3.29%

Net interest margin (1)			3.52%			3.65%
Taxable equivalent adjustment		$24,820			$27,711

	Three months ended December 31, 2009			Three months ended December 31, 2008
	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$9,037,436	$100,124	4.40%	$10,333,624	$144,181	5.55%
Residential mortgage	2,108,755	27,316	5.17	2,218,470	31,300	5.63
Retail	3,458,916	45,980	5.29	3,733,787	56,406	6.02

Total loans	14,605,107	173,420	4.72	16,285,881	231,887	5.67
Investments and other	5,894,118	62,978	4.27	4,150,602	53,884	5.19

Total earning assets	20,499,225	236,398	4.59	20,436,483	285,771	5.57
Other assets, net	2,274,351			2,209,938

Total assets	$22,773,576			$22,646,421

Interest-bearing liabilities:
Savings deposits	$869,996	$344	0.16%	$880,155	$903	0.41%
Interest-bearing demand deposits	2,605,242	1,630	0.25	1,637,383	1,930	0.47
Money market deposits	5,658,251	8,463	0.59	4,889,011	17,480	1.42
Time deposits, excluding Brokered CDs	3,671,087	20,215	2.18	3,951,360	32,464	3.27

Total interest-bearing deposits, excluding Brokered CDs	12,804,576	30,652	0.95	11,357,909	52,777	1.85
Brokered CDs	526,729	819	0.62	509,324	3,625	2.83

Total interest-bearing deposits	13,331,305	31,471	0.94	11,867,233	56,402	1.89
Wholesale funding	3,332,642	20,386	2.43	5,496,248	30,685	2.22

Total interest-bearing liabilities	16,663,947	51,857	1.24	17,363,481	87,087	2.00
Noninterest-bearing demand deposits	3,075,729			2,528,393
Other liabilities	135,768			151,630
Stockholders’ equity	2,898,132			2,602,917

Total liabilities and stockholders’ equity	$22,773,576			$22,646,421

Net interest income and rate spread (1)		$184,541	3.35%		$198,684	3.57%

Net interest margin (1)			3.59%			3.88%
Taxable equivalent adjustment		$6,188			$6,902

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended December 31, 2009			Three months ended September 30, 2009
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$9,037,436	$100,124	4.40%	$9,503,565	$106,506	4.45%
Residential mortgage	2,108,755	27,316	5.17	2,270,025	29,928	5.26
Retail	3,458,916	45,980	5.29	3,475,305	47,670	5.46

Total loans	14,605,107	173,420	4.72	15,248,895	184,104	4.80
Investments and other	5,894,118	62,978	4.27	5,814,121	60,485	4.16

Total earning assets	20,499,225	236,398	4.59	21,063,016	244,589	4.62
Other assets, net	2,274,351			2,299,938

Total assets	$22,773,576			$23,362,954

Interest-bearing liabilities:
Savings deposits	$869,996	$344	0.16%	$887,176	$353	0.16%
Interest-bearing demand deposits	2,605,242	1,630	0.25	2,330,976	1,298	0.22
Money market deposits	5,658,251	8,463	0.59	5,540,272	10,538	0.75
Time deposits, excluding Brokered CDs	3,671,087	20,215	2.18	3,847,942	23,998	2.47

Total interest-bearing deposits, excluding Brokered CDs	12,804,576	30,652	0.95	12,606,366	36,187	1.14
Brokered CDs	526,729	819	0.62	738,145	1,624	0.87

Total interest-bearing deposits	13,331,305	31,471	0.94	13,344,511	37,811	1.12
Wholesale funding	3,332,642	20,386	2.43	4,067,830	21,604	2.11

Total interest-bearing liabilities	16,663,947	51,857	1.24	17,412,341	59,415	1.36
Noninterest-bearing demand deposits	3,075,729			2,919,670
Other liabilities	135,768			126,733
Stockholders’ equity	2,898,132			2,904,210

Total liabilities and stockholders’ equity	$22,773,576			$23,362,954

Net interest income and rate spread (1)		$184,541	3.35%		$185,174	3.26%

Net interest margin (1)			3.59%			3.50%
Taxable equivalent adjustment		$6,188			$5,938

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.
Financial Summary and Comparison
Associated Banc-Corp

			Dec09 vs Sep09				Dec09 vs Dec08
Period End Loan Composition	Dec 31, 2009	Sept 30, 2009	% Change	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	% Change

Commercial, financial & agricultural	$3,450,632	$3,613,457	(4.5%)	$3,904,925	$4,160,274	$4,388,691	(21.4%)
Commercial real estate	3,817,066	3,902,340	(2.2%)	3,737,749	3,575,301	3,566,551	7.0%
Real estate — construction	1,397,493	1,611,857	(13.3%)	1,963,919	2,228,090	2,260,888	(38.2%)
Lease financing	95,851	102,130	(6.1%)	110,262	116,100	122,113	(21.5%)

Total commercial	8,761,042	9,229,784	(5.1%)	9,716,855	10,079,765	10,338,243	(15.3%)
Home equity	2,546,167	2,591,262	(1.7%)	2,656,747	2,784,248	2,883,317	(11.7%)
Installment	873,568	885,970	(1.4%)	844,065	853,214	827,303	5.6%

Total retail	3,419,735	3,477,232	(1.7%)	3,500,812	3,637,462	3,710,620	(7.8%)
Residential mortgage	1,947,848	2,058,581	(5.4%)	2,092,440	2,200,725	2,235,045	(12.8%)

Total loans	$14,128,625	$14,765,597	(4.3%)	$15,310,107	$15,917,952	$16,283,908	(13.2%)

			Dec09 vs Sep09				Dec09 vs Dec08
Period End Deposit Composition	Dec 31, 2009	Sept 30, 2009	% Change	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	% Change

Demand	$3,274,973	$2,984,486	9.7%	$2,846,570	$2,818,088	$2,814,079	16.4%
Savings	845,509	871,539	(3.0%)	898,527	895,310	841,129	0.5%
Interest-bearing demand	3,099,358	2,395,429	29.4%	2,242,800	1,796,724	1,796,405	72.5%
Money market	5,806,661	5,724,418	1.4%	5,410,498	5,410,095	4,926,088	17.9%
Brokered CDs	141,968	653,090	(78.3%)	930,582	922,491	789,536	(82.0%)
Other time deposits	3,560,144	3,817,147	(6.7%)	3,991,414	4,030,481	3,987,559	(10.7%)

Total deposits	$16,728,613	$16,446,109	1.7%	$16,320,391	$15,873,189	$15,154,796	10.4%

Network transaction deposits included above in interest-bearing demand and money market	$1,926,539	$1,767,271	9.0%	$1,605,722	$1,759,656	$1,530,675	25.9%
Customer repo sweeps (a)	$195,858	$242,575	(19.3%)	$269,809	$333,706	$505,788	(61.3%)

(a)	Included within short-term borrowings.